As Filed With the Securities and Exchange Commission on August 27, 2004

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EPOCH BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1311592 (I.R.S. Employer Identification No.)

21720 23rd Drive, S.E., Suite 150, Bothell, Washington 98021
(Address of Principal Executive Offices)

2003 STOCK INCENTIVE PLAN

(Full title of the plan)

William G. Gerber, M.D., Chief Executive Officer
(Name and address of agent for service)

(425) 482-5555
(Telephone number, including area code, of agent for service)

Copy to:
Lawrence B. Cohn, Esq.
Stradling Yocca Carlson & Rauth, A Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered	Per Share (2)	Price (2)	Registration Fee
Common Stock, $.01 par value	843,596 shares (1)	$1.61	$1,358,190	$173

(1)	Includes 500,000 additional shares authorized to be issued under the 2003 Stock Incentive Plan pursuant to the terms thereof and 343,596 shares formerly granted or offered under Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 or Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991 that became available for grant or issuance under the 2003 Plan following July 29, 2003 pursuant to the terms of the 2003 Stock Incentive Plan, when such shares could no longer under any circumstances be exercised or were reacquired by Epoch.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq SmallCap Market for the Common stock on August 25, 2004 which was $1.61 per share.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8, as amended, and relates to (i) an increase of 500,000 shares of common stock of Epoch Biosciences, Inc. (the “Registrant”), reserved under the Registrant’s 2003 Stock Incentive Plan, authorized pursuant to an “evergreen” clause increase for the 2004 fiscal year and (ii) an additional 343,596 shares of common stock formerly granted or offered under Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 or Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991 that became available for grant or issuance under the 2003 Plan following July 29, 2003 pursuant to the terms of the 2003 Plan, when such shares could no longer under any circumstances be exercised.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The contents of the Registrant’s previously filed Registration statement on Form S-8 (Registration No. 333-112141), relating to shares issuable under the Registrant’s 2003 Stock Incentive Plan, are hereby incorporated by reference.

Item 8. Exhibits.

4.1	2003 Stock Incentive Plan.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to the Registration Statement).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 19th day of August, 2004.

EPOCH BIOSCIENCES, INC.
By:	/s/ William G. Gerber, M.D.
William G. Gerber, M.D.
Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of Epoch Biosciences, Inc., do hereby make, constitute and appoint William G. Gerber, M.D. and Bert W. Hogue, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick B. Craves, Ph.D. Frederick B. Craves, Ph.D.	Chairman of the Board of Directors	August 19, 2004
/s/ William G. Gerber, M.D. William G. Gerber, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2004
/s/ Richard L. Dunning Richard L. Dunning	Director	August 19, 2004
/s/ Herbert L. Heyneker, Ph.D. Herbert L. Heyneker, Ph.D.	Director	August 19, 2004
/s/ Michael Y. Lucero Michael Y. Lucero	Director	August 19, 2004
/s/ R. Janet Whitmore R. Janet Whitmore	Director	August 19, 2004
/s/ Sanford S. Zweifach Sanford S. Zweifach	Director	August 19, 2004
/s/ Bert W. Hogue Bert W. Hogue	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	2003 Stock Incentive Plan.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to the Registration Statement).

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